Exhibit 99 (d)(xvii)(1)

FIRST AMENDMENT TO THE

TIDAL ETF TRUST

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

THIS FIRST AMENDMENT dated as of April 27, 2023, to the Investment Advisory Agreement dated as of January 25, 2022 (the “Agreement”), entered into by and between TIDAL ETF TRUST (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend Schedule A to the Agreement to: 1) incorporate a change in the name of the Home Appreciation U.S. REIT ETF to the Residential REIT Income ETF; and 2) add the Non-Traded REIT Fund Tracker ETF; and

WHEREAS, Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto, for the purpose of: 1) changing the name of the Home Appreciation U.S. REIT ETF, effective as of the date of this Agreement; and 2) adding the Non-Traded REIT Fund Tracker ETF, to be effective at the time the Non-Traded REIT Fund Tracker ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST		TOROSO INVESTMENTS, LLC
on behalf of its series listed on Amended and Restated Schedule A

By:	/s/ Eric W. Falkeis	By:	/s/ Daniel H. Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended AND RESTATED

Schedule A

to the

TIDAL ETF TRUST

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

Fund Name	Advisory Fee	Effective Date
Residential REIT Income ETF	0.60%	February 28, 2022
Non-Traded REIT Fund Tracker ETF	0.59%	Commencement of Operations